UACSC 96-C
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 5/31/97

PRINCIPAL BALANCE RECONCILIATION                                           D O L L A R S                                NUMBERS
                                                  CLASS A-1          CLASS A-2         CLASS A-3    TOTAL CLASS A's
                                               --------------       -------------    -------------   --------------      ------
Original Principal Balance                     188,000,000.00       97,000,000.00    25,999,057.10   310,999,057.10      24,044
Beginning Period Principal Balance             113,739,053.56       97,000,000.00    25,999,057.10   236,738,110.66      19,785
Principal Collections - Scheduled Payments       3,289,407.74                0.00             0.00     3,289,407.74           0
Principal Collections - Payoffs                  3,409,412.73                0.00             0.00     3,409,412.73         416
Principal Withdrawal from Payahead                  13,222.13                0.00             0.00        13,222.13           0
Gross Principal Charge Offs                      1,081,363.17                0.00             0.00     1,081,363.17          79
Repurchases                                         76,737.59                0.00             0.00        76,737.59          14
Ending Balance                                 105,868,910.20       97,000,000.00    25,999,057.10   228,867,967.30      19,276
                                               ==============       =============    =============   ==============      ======

Certificate Factor                                  0.5631325           1.0000000        1.0000000        0.7359121
Pass Through Rate                                       6.190%              6.510%           6.630%           6.327%

CASH FLOW RECONCILIATION

Principal Wired                                                                                        6,748,341.72
Interest Wired                                                                                         2,316,969.52
Withdrawal from Payahead Account                                                                          20,821.31
Repurchases (Principal and Interest)                                                                      79,629.39
Charge Off Recoveries                                                                                    448,595.66
Interest Advances                                                                                         93,286.25
Certificate Account Interest Earned                                                                       29,072.94
Spread Account Withdrawal                                                                                      0.00
Class A Surety Bond Draw for Class I Interest                                                                  0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                             0.00
Total Cash Flow                                                                                        9,736,716.79
                                                                                                       ============

TRUSTEE DISTRIBUTION  (6/10/97)

Total Cash Flow                                                                                        9,736,716.79
Unrecovered Advances on Defaulted Receivables                                                             32,326.07
Servicing Fee (Due and Unpaid)                                                                                 0.00
Interest to Class A-1 Certificateholders                                                                 586,703.95
Interest to Class A-2 Certificateholders                                                                 526,225.00
Interest to Class A-3 Certificateholders                                                                 143,644.79
Interest to Class I Certificateholders                                                                   414,310.46
Principal to Class A-1 Certificateholders                                                              7,870,143.36
Principal to Class A-2 Certificateholders                                                                      0.00
Principal to Class A-3 Certificateholders                                                                      0.00
Surety Bond Premium                                                                                       29,562.11
Interest Advance Recoveries from Payments                                                                 48,299.98
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                 0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                   0.00
Deposit to Payahead                                                                                       54,904.08
Certificate Account Interest to Servicer                                                                  29,072.94
Payahead Account Interest to Servicer                                                                      1,524.05
Excess                                                                                                         0.00
Net Cash                                                                                                       0.00
                                                                                                       ============
Monthly Servicing Fee and the Spread Amount                                                            1,266,049.59
                                                                                                       ============
Servicing Fee Retained from Interest Collections                                                         197,281.76
                                                                                                       ============
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

SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                                                               0.00
Beginning Balance                                                                                      2,733,399.80
Trustee Distribution of Excess                                                                                 0.00
Interest Earned                                                                                           12,575.89
Spread Account Draws                                                                                           0.00
Reimbursement for Prior Spread Account Draws                                                                   0.00
Distribution of Funds to Servicer                                                                              0.00
Ending Balance                                                                                         2,745,975.69
                                                                                                      =============
Required Balance                                                                                      11,443,398.37
                                                                                                      -------------

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                      15,549,952.85
Beginning Balance                                                                                      9,103,505.74
Reduction Due to Spread Account                                                                          (12,575.89)
Reduction Due to Principal Reduction                                                                    (393,507.17)
Ending Balance                                                                                         8,697,422.68
                                                                                                      =============
First Loss Protection Required Amount                                                                  8,697,422.68
First Loss Protection Fee %                                                                                    2.00%
First Loss Protection Fee                                                                                 14,978.89

SURETY BOND RECONCILIATION

Original Balance                                                                                     310,999,057.10
Beginning Balance                                                                                    235,265,380.87
Draws                                                                                                          0.00
Reimbursement of Prior Draws                                                                                   0.00
Ending Balance                                                                                       235,265,380.87
                                                                                                     ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                           227,320,287.78
                                                                                                     ==============
Required Balance                                                                                     227,320,287.78

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                        327,872.46
Deposit                                                                                                   54,904.08
Payahead Interest                                                                                          1,524.05
Withdrawal                                                                                                20,821.31
Ending Balance                                                                                           363,479.28
                                                                                                      =============

INTEREST ADVANCES                                                                5/97                      4,386.74
TO BE RECOVERED
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